UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

On November 29, 2011, eDiets.com, Inc. (the “Company”), entered into a subscription agreement (“Subscription Agreement”) with BBS Capital Fund, L.P. (the “Purchaser”). Under the terms of the Subscription Agreement, the Purchaser agreed to purchase an aggregate of 1.0 million shares of the Company’s common stock, par value $0.001 per share, in exchange for an aggregate of $500,000 in cash in a private placement. The purchase price of the shares was $0.50 per share. The transaction is expected to close on or before December 15, 2011. The Company will use the proceeds from the share sale to fund its business.

As part of the transaction, the Company executed a Registration Rights Agreement (“Registration Rights Agreement”) with the Purchaser. Pursuant to the Registration Rights Agreement, the Company agreed to register the resale of the shares of common stock issued to the Purchaser.

The foregoing description of the Subscription Agreement and the Registration Rights Agreement (collectively, the “Agreements”), does not purport to be complete and is qualified in its entirety by reference to the Agreements, copies of which are filed as Exhibits 10.57 and 10.58, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Agreements are provided to give investors information regarding their respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of the Agreements and as of specific dates, were solely for the benefit of the parties to the Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

A copy of the press release by the Company announcing the foregoing is furnished as Exhibit 99.1.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities were sold to the Purchaser in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 15, 2011, the Board of Directors of the Company increased the size of the Board of Directors of the Company (the “Board”) from seven to eight members and appointed Berke Bakay to serve as non-executive member of the Board for a term expiring at the 2012 annual meeting of stockholders when his successor is elected and qualified, or his earlier resignation or removal. As of the date of this Current Report on Form 8-K, Mr. Bakay has not been appointed to any committees of the Board.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. Mr. Bakay was selected as a director in connection with the transaction set forth in Item 1.01. Mr. Bakay is the managing member of BBS Capital, LLC, which is in turn the general partner of BBS Capital GP, L.P., the general partner of the Purchaser, BBS Capital Fund, L.P. There are no other related party transactions between the Company and Mr. Bakay required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment to the Board and in accordance with the Company’s policy regarding compensation of non-executive directors, the Board approved the grant of options under the 2010 Amended and Restated Equity Incentive Plan (the “Plan”) to purchase 215,000 shares of Company common stock at a per share exercise price of $0.50, the closing price of the Company’s common stock on November 29, 2011. Pursuant to the grant, options to purchase 15,000 shares will vest on December 31, 2011 and options to purchase the remaining 200,000 shares will vest in equal annual installments on each of the first three anniversaries of the grant date, which was November 29, 2011.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.57	Subscription Agreement dated November 29, 2011 by and between eDiets.com, Inc. and BBS Capital Fund, L.P.

10.58	Registration Rights Agreement dated November 29, 2011 by and between eDiets.com, Inc. and BBS Capital Fund, L.P.

99.1	Press release issued by eDiets.com, Inc. on November 30, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin McGrath
Kevin McGrath
Chief Executive Officer and President

Date: December 1, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.57	Subscription Agreement dated November 29, 2011 by and between eDiets.com, Inc. and BBS Capital Fund, L.P.

10.58	Registration Rights Agreement dated November 29, 2011 by and between eDiets.com, Inc. and BBS Capital Fund, L.P.

99.1	Press release issued by eDiets.com, Inc. on November 30, 2011.

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